EXHIBIT 14.01

SANDSTON CORPORATION

SENIOR FINANCIAL OFFICERS

 CODE OF ETHICS

General Philosophy

The honesty, integrity and sound judgment of each director, officer or employee involved in the Company’s disclosure process, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and any other officer serving a similar function (the “Senior Financial Officers”) is fundamental to the reputation and success of the Company.

Senior Financial Officers Code of Ethics

To the best of their knowledge and ability, the Senior Financial Officers of the Company performing accounting, auditing, financial management or similar functions must:

•	Familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

•	Act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated, and not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including the Company’s independent auditors, government regulators and self-regulatory organizations.

•	Provide colleagues with information that is accurate, complete, objective, relevant, timely and understandable, and properly review and critically analyze proposed disclosures for accuracy and completeness (or, where appropriate, delegate this task to others).

•	Promptly bring to the attention of the Board of Directors any material information of which they become aware that may affect the Company’s disclosures in its filings with the Securities and Exchange Commission (the “SEC”) and other public regulatory authorities and in its public communications.

•	Act with honesty and integrity, and avoid actual or apparent conflicts of interest in personal and professional relationships.

•	Comply with applicable laws, rules and regulations of federal, state, and local governments (both United States and foreign) and other appropriate private and public regulatory agencies.

•	Respect the confidentiality of information acquired in the course of employment.

•	Share knowledge and maintain skills necessary and relevant to the Company’s needs.

•	Proactively promote ethical and honest behavior within the Company.

•	Assure responsible use of and control of all assets, resources and information of the Company.

All Senior Financial Officers must be familiar with and must comply with the Company’s disclosure controls and procedures and internal control over financial reporting, to the extent relevant to his or her area of responsibility, so that the Company’s public reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each such person having direct or supervisory authority regarding these SEC filings or the Company’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with the other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

All Senior Financial Officers will promptly bring to the attention of the Board of Directors any information they may have regarding (i) significant deficiencies in the design or operation of the Company’s internal controls or its disclosure controls and procedures, (ii) any violation of this Code of Ethics, or (iii) any evidence of a material violation of the securities or other laws applicable to the Company and its operations by the Company or any agent of the Company.

All Senior Financial Officers are expected to adhere to this Code of Ethics for Senior Financial Officers at all times.

The board of directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics for Senior Financial Officers. Any waiver and the grounds for such waiver for a Senior Financial Officer shall be promptly disclosed through a filing with the SEC on Form 8-K. Additionally, any change of this Code of Ethics for Senior Financial Officers shall be promptly disclosed to the Company’s securityholders.